SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2008 (February 5, 2008)

MBIA INC.

(Exact name of registrant as specified in its charter)

Connecticut	1-9583	06-1185706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

113 King Street, Armonk, New York	10504
(Addresses of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

914-273-4545

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 10, 2007, MBIA Inc. (“MBIA”) entered into an investment agreement (the “Investment Agreement”) with Warburg Pincus Private Equity X, L.P. (“Warburg Pincus”), pursuant to which Warburg Pincus committed to invest up to $1 billion in MBIA through a direct purchase of MBIA common stock and the backstop of a rights offering. The terms of the Investment Agreement are described in MBIA’s current report on Form 8-K filed with the Securities and Exchange Commission on December 13, 2007.

On February 6, 2008 MBIA and Warburg Pincus entered into an Amended and Restated Investment Agreement to provide that Warburg Pincus would backstop the offering of Common Stock by MBIA announced on February 6, 2008 (the “Offering”), by agreeing to purchase up to $750 million of convertible participating preferred stock, or “preferred stock”. Pursuant to the terms of the amended Investment Agreement, Warburg Pincus’s obligation to backstop a rights offering will be reduced by the sum of (i) the aggregate price of the shares of MBIA’s common stock sold in the Offering and (ii) the aggregate purchase price of any preferred stock MBIA sells to Warburg Pincus in connection with the Offering.

Under the backstop commitment for the Offering, MBIA may elect to sell to Warburg Pincus (the “Backstop Commitment”) a number of shares of preferred stock for an aggregate purchase price equal to the difference, if any, between (A) $750 million and (B) the product of (i) the per share closing offering price of the common stock in the Offering and (ii) the number of shares of common stock sold in the Offering (the “Backstop Shortfall Amount”). Each share of preferred stock will have a per share price of $1,000, with an “as-converted-price” per share of MBIA common stock of $12.15 (the “As-Converted-Price”). Warburg Pincus has the option, exercisable at any time prior to the later of the closing of the Offering or February 15, 2008, to purchase up to $300 million of preferred stock (the “Backstop Option”). The Backstop Shortfall Amount will be decreased on a dollar for dollar basis to the extent of Warburg Pincus’s exercise of the Backstop Option. In addition, the Investment Agreement does not prohibit Warburg Pincus from purchasing shares in the Offering. The Backstop Commitment is conditioned on MBIA electing to exercise the Backstop Commitment prior to the earlier of the closing of the Offering or February 15, 2008. MBIA intends to agree with the underwriters that, in connection with the Offering, it will exercise its election to sell its preferred stock for the entire Backstop Shortfall Amount, assuming that the Offering is completed.

Pursuant to the terms of the amended Investment Agreement, Warburg Pincus will receive “B” warrants, which, upon obtaining certain approvals, will become exercisable to purchase between 4 million and 8 million shares of MBIA common stock at a price per share of $16.20, whether or not the Offering is completed, depending on the portion of the backstop we utilize. Warrants for 4 million of such warrants were already issued on February 6, 2008. If Warburg Pincus purchases any preferred stock pursuant to the Backstop Commitment, MBIA will also deliver to Warburg Pincus additional “B” warrants that, upon obtaining certain approvals, are exercisable to purchase the number of shares of MBIA common stock equal to the product of (A) 4,000,000 and (B) the quotient resulting from dividing the Backstop Shortfall Amount by $450,000,000, but in no event more than 4,000,000. The term of the “B” warrants is seven years.

The backstop closing is subject to limited closing conditions, including performance of specified covenants and the absence of any injunction or other legal prohibition on closing. The backstop closing will occur as promptly as practical, but at Warburg Pincus’ option, the backstop closing may take place up to 12 business days following MBIA’s satisfaction of the closing conditions and the determination of the amount of preferred shares Warburg Pincus will purchase.

The terms of the preferred stock will provide that the preferred stock is non-voting and is mandatorily convertible into common stock, as described below, once all shareholder approvals necessary for such conversion are received by MBIA. The preferred stock will generally be entitled to the same dividends as MBIA common stock. In the event that the preferred stock has not converted to common stock prior to the six month anniversary of its issuance, the holders of the majority of the preferred stock shall have consent over the payment of dividends on MBIA common stock. For periods starting on or after July 1, 2008, the preferred stock will accrue an additional dividend, payable in kind, at an annual rate of 10%.

Upon receipt of any required shareholder approval, each share of preferred stock will automatically convert into common stock. The number of shares of common stock into which a share of preferred stock will convert will be determined by dividing $1,000 (plus any accrued and unpaid dividends) by the As-Converted-Price, subject to certain anti-dilution adjustments. Beginning one-year following the date that the preferred stock is issued, Warburg Pincus may require MBIA to redeem the preferred stock, subject to certain limitations, at a redemption price equal to 1.2 times the greater of (i) $1,000 per share (plus any accrued and unpaid dividends) or (ii) the market price of the common stock that would have been received for one share of preferred stock had such preferred stock been converted one business day prior to the date of the notice related to such redemption. Warburg Pincus generally may redeem only up to one-third of the aggregate remaining preferred stock during any one year. However, Warburg Pincus may redeem an amount greater than this cap under certain circumstances and, in particular, may do so unless (i) MBIA reasonably believes that after giving effect to the incremental optional redemption, it will not have adequate capital and liquidity to conduct its business in a substantially identical manner or (ii) MBIA reasonably believes, after consultation with the rating agencies, that payment of the incremental optional redemption will result in adverse action by any rating agencies.

In the event of a change of control of MBIA, the holders of preferred stock are entitled to receive significant payments. Holders of preferred stock are entitled to receive either (i) the consideration such holders would have received had the preferred stock been converted to common stock plus dividends that such holders would otherwise have received through the fifth anniversary of the change of control or (ii) by delivering a redemption request within sixty days after the change of control, the base liquidation value of the preferred stock plus dividends that such holders would otherwise have received through the fifth anniversary of such date.

In the event of a merger, tender offer or similar transaction, all of the preferred stock will be entitled to all of its change of control payments before holders of common stock will receive any consideration.

The description of the Amended and Restated Investment Agreement is a summary of certain terms and does not purport to be complete, and is qualified in its entirety by reference to the copy of the Amended and Restated Investment Agreement attached as Exhibit 10.1 to this Form 8-K, which is incorporated herein by reference.

Item 3.02.	UNREGISTERED SALES OF EQUITY SECURITIES.

The information set forth in Item 1.01 hereof is incorporated herein by reference. The warrants issued and sold in the transaction described in Item 1.01 were sold in a private placement under Rule 4(2) of the Securities Act of 1933, as amended.

Item 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

In connection with the Amended and Restated Investment Agreement, the Board of Directors of MBIA resolve to amend MBIA’s Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”). The amendment would become effective upon the closing of the Backstop Commitment, as described above. The amendment provides for the issuance of a series of preferred stock of MBIA and sets forth the terms, preferences, rights and limitations of such series. Certain of the terms of the preferred stock are set forth in Item 1.01 hereof. Section 4 of the Certificate of Incorporation vests authority in the Board of Directors to approve and designate the terms of such issuance of preferred stock. The form of Certificate of Amendment approved by the Board of Directors is attached hereto as Exhibit 3.1.

Item 7.01.	REGULATION FD DISCLOSURE.

MBIA issued a press release on February 6, 2008. A copy of the press release is attached hereto as Exhibit 99.1.

The information in the press release is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in Item 7.01 of this Current Report, including Exhibit 99.1, will not be incorporated by reference into any registration statement filed by MBIA under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Item 8.01	OTHER EVENTS.

The following information is being filed pursuant to Item 8.01—Other Events.

On February 5, 2008, Fitch Ratings (“Fitch”) placed the AAA insurer financial strength ratings of MBIA Corp. and its insurance affiliates, the AA ratings of MBIA Corp.’s newly issued surplus notes and the AA long-term debt rating of MBIA on rating watch negative. Fitch announced that it was updating certain modeling assumptions in its ongoing analysis of the financial guaranty industry, specifically related to exposures to structured finance collateralized debt obligations (“SF CDOs”). Fitch expects that simulated capital model losses and expected losses will increase materially for MBIA Corp. due to its exposure to SF CDOs and that these losses may be inconsistent with its AAA rating standards for financial guarantors. Fitch noted that MBIA’s addition of $1.5 billion of new capital with a further $500 million equity investment through a rights offering backstopped from Warburg Pincus “may not be sufficient to address the necessary capital needed to maintain MBIA’s ‘AAA’ [insurer financial strength] rating.” Fitch also noted that “a material increase in claim payments would be inconsistent with ‘AAA’ ratings for financial guarantors and could potentially call into question the appropriateness of ‘AAA’ ratings for those affected companies, regardless of their ultimate capital.”

On February 6, 2008, MBIA announced that in connection with the continuing review and finalizing of its financial results for its fourth quarter and full year 2007, it will decrease its previously announced fourth quarter pre-tax net loss on financial instruments at fair value (“mark-to-market”) by $110 million and increase its previously announced special addition to the unallocated loss reserve for prime, second-lien mortgage exposure by $100 million to $200 million. These changes will result in a $6.5 million decrease to our previously announced net loss for the year and three months ended December 31, 2007.

On January 31, 2008, MBIA established a special addition of $100 million to the unallocated loss reserve to reflect MBIA’s estimate of probable losses as a result of continuing adverse developments in the residential mortgage market related to prime, second-lien mortgage exposure, but which have not yet been specifically identified to individual policies. Following its January 31, 2008 earnings release for the fourth quarter and year ended December 31, 2007, MBIA conducted a review of information for the month of December 2007 recently received from servicers who provide monthly reports on structured finance transactions. Upon completion of the review of the December 2007 information, MBIA has determined to further increase the unallocated loss reserve for potential losses on the second-lien portfolio. Accordingly, MBIA has added another $100 million to its unallocated loss reserve for prime, second-lien loss exposure, resulting in a total special addition of $200 million.

In addition, MBIA stated that it will decrease its previously announced fourth quarter pre-tax mark-to-market net loss and foreign exchange by $110 million. This reduction stems from a $400 million of Money Market Committed Preferred Custodial Trust securities (“CPCT Securities”) facility created for the primary purpose of issuing CPCT Securities and investing the proceeds in high quality commercial paper or short-term U.S. Government obligations. This soft capital facility constitutes a financial instrument which is required to be fair valued (“mark-to-market”). Accordingly, MBIA also said that it had a $110 million mark-to-market gain on this facility during fiscal 2007.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 3.1	Form of Certificate of Amendment (incorporated herein by reference to Exhibit D of Exhibit 10.1 of this current report on Form 8-K).
Exhibit 4.1	Warrant Certificate.
Exhibit 4.2	Warrant Certificate.
Exhibit 10.1	Amended and Restated Investment Agreement, dated February 6, 2008, between MBIA Inc. and Warburg Pincus Private Equity X, L.P.
Exhibit 99.1	Press release, dated February 6, 2008, issued by MBIA Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBIA INC.

By:	/s/ Ram D. Wertheim
Ram D. Wertheim
General Counsel

Date: February 7, 2008

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

Dated February 7, 2008

Exhibit 3.1	Form of Certificate of Amendment (incorporated herein by reference to Exhibit D of Exhibit 10.1 of this current report on Form 8-K).
Exhibit 4.1	Warrant Certificate.
Exhibit 4.2	Warrant Certificate.
Exhibit 10.1	Amended and Restated Investment Agreement, dated February 6, 2008, between MBIA Inc. and Warburg Pincus Private Equity X, L.P.
Exhibit 99.1	Press release, dated February 6, 2008, issued by MBIA Inc.